SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2011

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 MARCUS DRIVE, MELVILLE, NEW YORK	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 847-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 25, 2011, Dr. King informed the Board of Directors that he does not intend to stand for re-election upon the expiration of his term at the 2011 Annual Meeting of Shareholders in order to devote more time to his other interests and reduce the need to travel from his home in Hong Kong to the United States.   Dr. King will continue to serve as a director of the Company until the expiration of his term at the 2011 Annual Meeting of Shareholders. The Board will not fill the vacancy left by Dr. King’s departure at the 2011 Annual Meeting of Shareholders and, by resolution, has fixed the number of directors at eleven effective May 2, 2011, the date of the 2011 Annual Meeting of Shareholders.  The Chairman, together with his colleagues on the Board, for themselves and on behalf of Arrow, gratefully acknowledge Dr. King’s many years of service and his many valuable contributions to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date:	February 28, 2011	By:	/s/ Peter S. Brown
		Name:	Peter S. Brown
		Title:	Senior Vice President
and General Counsel

2